UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 28, 2010

FREDERICK’S OF HOLLYWOOD GROUP INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 798-4700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

The information contained in Item 5.02 below is incorporated by reference herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Compensatory Arrangements of Certain Officers.  Frederick’s of Hollywood Group Inc. (“Company”) is in the process of evaluating the employment agreements and related compensatory arrangements of all of its executive officers.  Under its terms, the Employment Agreement, dated as of January 29, 2008, between the Company, FOH Holdings, Inc. and Linda LoRe, the Company’s President, would renew automatically for one year unless the Company provided a notice of non-renewal at least three months prior to its expiration. Accordingly, on April 28, 2010, the Company provided the required written notice that it does not intend to extend the term of the Employment Agreement when it expires on August 1, 2010. A copy of the notice to Ms. LoRe is attached hereto as Exhibit 10.1, and is incorporated by reference in this Item 5.02.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

10.1	Notice to Linda LoRe, dated April 28, 2010, regarding non-renewal of Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2010	FREDERICK’S OF HOLLYWOOD GROUP INC.

	By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer
(Principal Financial and Accounting Officer)